                                                               Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Strategy Series, Inc.:
  RiverSource Equity Value Fund
  RiverSource Small Cap Advantage Fund
  RiverSource Small Cap Growth Fund

We consent to the use of our reports dated May 21, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                            KPMG LLP

Minneapolis, Minnesota
May 29, 2008